UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 14, 2014

COSI, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	000-50052	06-1393745
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1751 Lake Cook Road
Suite 600
Deerfield, Illinois	60015
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (847) 597-8800
___________________________________

(Former Name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	Entry Into a Material Definitive Agreement.

On April 14, 2014,  Cosi, Inc. (the “Company”) entered into a Senior Secured Note Purchase Agreement (the “Purchase Agreement”) with Milfam II L.P. (the “Lender”), pursuant to which the Company sold a $5,000,000 Senior Secured Promissory Note to the Lender (the “Note”) in accordance with the terms and conditions set forth therein. The Note is payable in full on the third anniversary thereof (the “Maturity Date”). Interest will accrue on the $5,000,000 principal amount of the Note (the “Principal”) at the rate of 9%, compounded semi-annually, and be paid in arrears semi-annually, provided that the Company may elect to pay the first two interest payments in kind at a rate of 11%.  Mr. Lloyd I. Miller, III, is the manager of Milfam LLC, the general partner of Milfam II L.P.  Mr. Miller is also a significant shareholder of the Company through a variety of entities that he manages.

The obligations of the Company under the Note are secured by all assets of the Company and its currently-owned subsidiaries (each, a “Guarantor”), subject to certain permitted liens and transactions, and guaranteed by each of the Guarantors. The Note is senior to all other obligations of the Company and subject to customary events of default, including but not limited to defaults for the Company’s non-payment of its obligations under the Note, breach of its representations and warranties under the Purchase Agreement (or any agreement ancillary thereto), non-compliance with the covenants set forth in the Purchase Agreement, and bankruptcy and insolvency defaults. Upon the occurrence of an event of default, the Lender may increase the then-applicable interest rate to 13% (or the maximum allowed pursuant to applicable law) or demand immediate payment of the Note, among other remedies that may be available to the Lender at law.

For so long as the Agreement is outstanding and until all obligations under the Note are paid in full, the Company is subject to customary covenants, including but not limited to covenants obligating the Company (and, as applicable, each Guarantor) to maintain its corporate existence, comply with applicable laws, and provide notice to the Lender upon the occurrence of an event of default, material litigation and certain other events, as well as covenants limiting the ability of the Company and each of the Guarantors to create or incur additional indebtedness or encumbrances upon its assets. Further, the Lender will have a right to participate in any future financing transactions consummated by the Company (including any debt or equity financing or rights registration) in an amount up to the greater of (a) the then-outstanding balance of obligations under the Note and (b) $4,000,000, subject to the terms and conditions set forth in the Purchase Agreement.

As consideration for the Note, the Company provided to the Lender a fee of 3.5% of the Principal and a warrant exercisable to purchase up to, initially, 1,100,000 shares of the common stock of the Company at an exercise price per share of $.01 (the “Warrant” and, collectively with the Purchase Agreement and the Note, the “Loan Documents”), provided that the Lender shall not be permitted to exercise the Warrant to the extent such exercise would result in Lender or any of its affiliates owning in excess of 19.9% of the common stock of the Company. The Warrant is exercisable by Lender at any time prior to the Maturity Date, in whole or in part, by surrendering the Warrant and a form of exercise to the Company. The exercise price and number of shares exercisable under the Warrant are each subject to adjustment upon the occurrence of certain events, including but not limited to stock dividends or reclassifications with respect to the Company’s common stock and certain mergers, sale transactions or reorganizations involving the Company. The maximum aggregate consideration to be received by the Company for the issuance of shares of common stock pursuant to the Warrant is $11,000. The Company issued the Warrant in reliance on the exemption from registration provided for under Section 4(2) of the Securities Act of 1933, as amended (the "Securities Act"). The Company relied on the exemption from registration provided for under Section 4(2) of the Securities Act based in part on the representations made by the Lender, including the representations with respect to the Lender’s status as an accredited investor, as such term is defined in Rule 501(a) of the Securities Act, and the investment intent of the Lender with respect to the Warrant and the underlying shares of common stock.

Other than the Warrant, the Loan Documents are not assignable by either party without the consent of the other party thereto.

This summary of the terms referenced above and the transactions contemplated thereunder is not intended to be complete and is qualified in its entirety by reference to the Purchase Agreement, which is filed hereto as Exhibit 10.1, the Note, which is filed hereto as Exhibit 10.2, and the Warrant, which is filed hereto as Exhibit 10.3.

ITEM 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is incorporated herein by reference.

ITEM 3.02	Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 is incorporated herein by reference.

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Director Resignation

On April 14, 2014, Mr. Karl Okamoto resigned from the Board of Directors of the Company (the “Board”). Mr. Okamoto's notification to the Board did not indicate that he was resigning due to any disagreement with the Company on any matter relating to its operations, policies or practices.

(d) Election of Directors

On April 14, 2014, at the recommendation of its Nominating and Governance Committee, the Board elected Mr. Patrick Bennett to fill the vacancy created by Mr. Okamoto’s resignation and to serve as a director of the Company for the remainder of Mr. Okamoto’s term which expires at the annual meeting of the stockholders of the Company in 2015, or until his successor is duly elected and qualified. Mr. Bennett was proposed for election by the Lender pursuant to the terms of the Purchase Agreement. In accordance with the Purchase Agreement, until the Company has paid all financial obligations arising under the Loan Documents in full, the Nominating and Governance Committee of the Company shall nominate and recommend Mr. Bennett for re-election to the Board at each meeting of the stockholders of the Company at which he is eligible for re-election after the expiration of his initial term. A summary of the terms of the Purchase Agreement and the transactions contemplated thereby is set forth in Item 1.01 and is incorporated herein by reference.

Mr. Bennett will participate in the Company’s standard director compensation program. Pursuant to this program, each member of the Board who is not an employee of the Company receives an annual Board retainer of $10,000, an in-person Board meeting attendance fee of $2,000 per meeting and a telephonic Board meeting attendance fee of $1,000 per meeting.  In addition, such directors receive an automatic annual grant of restricted stock with a fair market value equal to $25,000 at the time of the award.  Directors are also reimbursed for out-of-pocket expenses incurred in connection with their service as directors.

Accordingly, on April 14, 2014, Mr. Bennett was granted restricted shares of common stock of the Company having a fair market value determined as of April 14, 2014 equal to the pro rata portion of the automatic annual grant of $25,000 worth of restricted common stock each non-employee director receives pursuant to the Company’s Non-Employee Director Stock Incentive Plan.

In addition, Mr. Bennett and the Company will enter into the Company’s standard indemnification agreement, the terms of which are described in the Company’s Current Report on Form 8-K, dated December 18, 2008, and a form of which is attached as Exhibit 10.1 to the Company’s Current Report on Form 8-K, dated December 18, 2008, and is incorporated herein by reference.

Mr. Bennett is currently President and Founder of CEO Strategies Group, LLC, a consulting firm that specializes in helping CEOs of small to mid-sized companies realize the attainment of their business vision.  From April 2008 to January 2011, he served as President and CEO of Covad Communications, a broadband supplier and national supplier of integrated voice and data communications.  From October 2001 to April 2008, he was Executive Vice President of Strategic Imperatives at Covad Communications.  Since February 2013, he has served on the Board of Trans World Corporation, and since May 2013, he has served on the Board of Altius Communications.  He also served on the Boards of Livewire Mobile, Eastern Technology Council, and Philadelphia Development Corporation.

ITEM 8.01	Other Events.

On April 14, 2014, the Company issued a press release announcing the Company’s entry into the Loan Documents summarized in Item 1.01, the resignation of Mr. Karl Okamoto from the Company’s Board of Directors and the appointment of Mr. Patrick Bennett to the Company’s Board of Directors. A copy of this press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

ITEM 9.01 (d)	Exhibits.

10.1	Senior Secured Note Purchase Agreement dated as of April 14, 2014 by and between the Company and Milfam II L.P.
10.2	Senior Secured Promissory Note dated as of April 14, 2014 made by the Company in favor of Milfam II L.P.
10.3	Warrant dated as of April 14, 2014 made by the Company in favor of Milfam II L.P.
99.1	Press Release of Cosi, Inc., dated April 14, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

COSI, INC.

Dated: April 17, 2014	By:	/s/ William Koziel
Name: William Koziel
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description	Paper (P) or Electronic (E)
10.1	Senior Secured Note Purchase Agreement dated as of April 14, 2014 by and between the Company and Milfam II L.P.	E
10.2	Senior Secured Promissory Note dated as of April 14, 2014 made by the Company in favor of Milfam II L.P.	E
10.3	Warrant dated as of April 14, 2014 made by the Company in favor of Milfam II L.P.	E
99.1	Press Release of Cosi, Inc., dated April 14, 2014	E